                                                                    EXHIBIT 20.1


                                                                    NEWS RELEASE



FOR IMMEDIATE RELEASE                                     CONTACT:  Laura Herzog
Thursday, January 23, 1997                                        (281) 492-5393



                        DIAMOND OFFSHORE DRILLING, INC.
                             ANNOUNCES EARNINGS AND
                    CONVERTIBLE SUBORDINATED NOTES OFFERING


Houston, Texas, January 23, 1997 -- Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income of $56.2 million, or $.82 per share, on revenues of $187.0 million for the quarter ended December 31, 1996. This compares to net income of $5.9 million on revenues of $98.0 million for the quarter ended December 31, 1995. On a pro forma basis, which restates the Company's actual results as if the Company's public offering in October of 1995 had taken place on January 1, 1995, net income per share for the quarter ended December 31, 1995 was $.13. Net income for the fourth quarter of 1996 included an after-tax gain of $16.2 million, or $.24 per share, related to asset sales, offset by an after-tax charge of $2.2 million, or $.03 per share, primarily related to origination costs for a loan which was refinanced during the period.

For the year ended December 31, 1996, the Company reported net income of $146.4 million, or $2.35 per share, on revenues of $611.4 million. This compares to a net loss of $7.0 million on revenues of $336.6 million, or $.20 per share on a pro forma basis, for the year ended December 31, 1995. Net income for the full year 1996 included an after-tax gain of $22.8 million, or $.37 per share, related to asset sales, offset by an after-tax charge of $2.2 million, or $.03 per share, primarily related to loan origination costs.

Separately, Diamond Offshore announced that it plans to offer $300 million of Convertible Subordinated Notes due 2007 in a public offering to be lead managed by Credit Suisse First Boston. The Company filed a shelf registration statement on Form S-3 on January 17, 1997 for a maximum amount of $600 million, and will be issuing the Notes pursuant to a prospectus supplement to the shelf registration statement.

Diamond Offshore is a leader in deep water drilling. The Company owns 46 mobile offshore drilling rigs, including 30 semisubmersibles, 15 jack-ups and one drillship. The fleet is operating in the waters of six of the world's seven continents.
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This announcement is neither an offer to sell, nor a solicitation of an offer to buy, any of the Convertible Subordinated Notes. The offer is made only by a prospectus supplement, copies of which may be obtained in any state in which this announcement is circulated where Credit Suisse First Boston and the other underwriters may legally offer such securities in compliance with the securities laws of such state.
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                DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                                                   DECEMBER 31,              DECEMBER 31,
                                                                              -----------------------  -----------------------
                                                                                       1996                      1995
                                                                              -----------------------  -----------------------
                                   ASSETS
                                   ------
 Current assets:
    Cash items   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $                28,180                   15,347
    Accounts receivable  . . . . . . . . . . . . . . . . . . . . . . . . .                    172,214                   74,496
    Rig inventory and supplies   . . . . . . . . . . . . . . . . . . . . .                     30,407                   15,330
    Prepaid expenses and other   . . . . . . . . . . . . . . . . . . . . .                     12,166                   10,601
                                                                              -----------------------  -----------------------
         Total current assets  . . . . . . . . . . . . . . . . . . . . . .                    242,967                  115,774
 Drilling and other property and equipment, less
    accumulated depreciation   . . . . . . . . . . . . . . . . . . . . . .                  1,198,160                  502,278
 Goodwill, net of amortization, and other assets . . . . . . . . . . . . .                    133,373                       --
                                                                              -----------------------  -----------------------
         Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $             1,574,500                  618,052
                                                                              =======================  =======================
 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------
 Current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .    $               128,000                   52,251
 Long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     63,000                       --
 Deferred tax liability  . . . . . . . . . . . . . . . . . . . . . . . . .                    176,296                   72,907
 Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     12,472                       --
 Stockholders' equity  . . . . . . . . . . . . . . . . . . . . . . . . . .                  1,194,732                  492,894
                                                                              -----------------------  -----------------------
         Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $             1,574,500                  618,052
                                                                              =======================  =======================

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                DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

                             RESULTS OF OPERATIONS

                                                                                                  QUARTER ENDED
                                                                                                   DECEMBER 31,
                                                                                     ----------------------------------------
                                                                                           1996                      1995
                                                                                     ----------------------------------------
                                                                                                  (in thousands)
 REVENUES
    Fourth-Generation Semisubmersibles   . . . . . . . . . . . . . . .                    $35,400                    $20,737
    Other Semisubmersibles   . . . . . . . . . . . . . . . . . . . . .                    103,957                     46,967
    Jack-ups   . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     39,268                     18,890
    Turnkey  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      5,579                     15,255
    Land   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      6,295                      5,180
    Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         --                          4
    Eliminations   . . . . . . . . . . . . . . . . . . . . . . . . . .                    (3,542)                    (9,031)
                                                                                     ----------------------------------------
         Total Revenues  . . . . . . . . . . . . . . . . . . . . . . .                   $186,957                    $98,002
                                                                                     ========================================
 CONTRACT DRILLING EXPENSE
    Fourth-Generation Semisubmersibles   . . . . . . . . . . . . . . .                     11,652                      8,927
    Other Semisubmersibles   . . . . . . . . . . . . . . . . . . . . .                     54,626                     35,036
    Jack-ups   . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     26,109                     14,737
    Turnkey  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      4,811                     17,963
    Land   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      5,883                      5,022
    Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        309                      1,895
    Eliminations   . . . . . . . . . . . . . . . . . . . . . . . . . .                    (3,845)                    (9,280)
                                                                                     ----------------------------------------
         Total Contract Drilling Expense                                                  $99,545                    $74,300
                                                                                     ========================================
 OPERATING INCOME
    Fourth-Generation Semisubmersibles   . . . . . . . . . . . . . . .                    $23,748                    $11,810
    Other Semisubmersibles   . . . . . . . . . . . . . . . . . . . . .                     49,331                     11,931
    Jack-ups   . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     13,159                      4,153
    Turnkey  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        768                    (2,708)
    Land   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        412                        158
    Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      (309)                    (1,891)
    Eliminations   . . . . . . . . . . . . . . . . . . . . . . . . . .                        303                        249
    General and Administrative Expense                                                    (4,979)                    (4,404)
    Depreciation and Amortization Expense  . . . . . . . . . . . . . .                   (23,705)                   (11,440)
    Gain on Sale of Assets   . . . . . . . . . . . . . . . . . . . . .                     24,933                        895

                                                                                     ----------------------------------------
         Total Operating Income  . . . . . . . . . . . . . . . . . . .                    $83,661                     $8,753
                                                                                     ========================================

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                DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)


                                                        THREE MONTHS ENDED                  TWELVE MONTHS ENDED
                                                            DECEMBER 31                         DECEMBER 31
                                                   -----------------------------      ---------------------------------
                                                        1996          1995                  1996               1995
                                                   -----------------------------      ---------------------------------
 Revenues  . . . . . . . . . . . . . . . . . .     $      186,957   $     98,002      $     611,430        $    336,584

 Operating expenses:
      Contract Drilling  . . . . . . . . . . .             99,545         74,300            341,654             259,560
      General and administrative . . . . . . .              4,979          4,404             15,640              13,857
      Depreciation and amortization  . . . . .             23,705         11,440             75,767              52,865
      Gain on sale of assets . . . . . . . . .           (24,933)          (895)           (35,122)             (1,349)
                                                      -----------     ----------       ------------         -----------
           Total operating expenses  . . . . .            103,296         89,249            397,939             324,933
                                                      -----------     ----------       ------------         -----------

 Operating income  . . . . . . . . . . . . . .             83,661          8,753            213,491              11,651

 Other income (expense):
      Interest expense . . . . . . . . . . . .            (2,222)          (913)            (2,326)            (27,052)
      Currency transaction losses  . . . . . .               (70)           (12)               (28)               (191)
      Other  . . . . . . . . . . . . . . . . .                493            526              1,568               1,789
                                                      -----------      ---------       ------------         -----------
 Income (loss) before income tax (expense)
    benefit  . . . . . . . . . . . . . . . . .             81,862          8,354            212,705            (13,803)

Income tax (expense) benefit  . . . . . . . .            (25,708)        (2,460)           (66,317)               6,777
                                                      -----------      ---------       ------------         -----------

 Net income (loss) . . . . . . . . . . . . . .       $     56,154     $    5,894      $     146,388        $    (7,026)
                                                      ===========      =========       ============         ===========

 Net income per share  . . . . . . . . . . . .       $       0.82                     $        2.35
                                                      ===========                      ============

 Weighted average shares outstanding . . . . .             68,343                            62,231
                                                      ===========                      ============

 Pro forma net income per share  . . . . . . .                       $      0.13                           $       0.20
                                                                      ==========                            ===========